REGISTRATION NO:

                    SECURITIES AND EXCHANGE COMMISSION
         SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

                               Form SB - 2/A
                 Amended Form SB - 2REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                             ELDERWATCH, INC.
          (Exact name of registrant as specified in its charter)

Florida                                0273             65 - 0891381
(State or other jurisdiction of  (Primary Standard
                                 Industrial           (IRS Employer
incorporation or organization) Classification Code    Identification No.)
                                    Number)

   2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322

                              (954) 741-4157
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:                       With a Copy to:
Allan Weiss                              Joseph I. Emas
Elderwatch, Inc.                         Attorney At Law
2881 North Pine Island Road              1224 Washington Avenue
Building 65, Suite 203                   Miami Beach, Florida 33139
Sunrise, Florida                         (305) 866-3360
(954) 741-4157                           (305) 531-1274 FAX
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public:
       As soon as practicable after the effective date of this Registration Statement.
               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                   CALCULATION OF REGISTRATION FEE


                          Proposed     Proposed
             Amount       Maximum      Maximum       Amount of
Title of     to be        Offering     Aggregate     Registration
each Class   Registered   Price        Offering
of                        per unit     price         Fee
Securities
to be
registered


Common       957,000      $ .25 per    $239,250.00   $ 56.00 (1)
stock        shares       share

  (1)  Amount previously paid.

No exchange or over-the-counter market exists for Elderwatch, Inc. common stock. The average price paid for Elderwatch, Inc. common stock was $.0139 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.



SUBJECT TO COMPLETION
                                Prospectus
                                           , 2003

                             ELDERWATCH, INC.

                      957,000 shares of common stock
    to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Elderwatch, Inc. and no public market currently exists for these shares. Elderwatch, Inc. is offering for sale up to eight hundred thousand shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.
________________________________________________________________
Price to Public                     Underwriting  Commissions
Proceeds to Elderwatch, Inc.
Per Share:          $0.25 per share          $0
$0.25 per share
Total Offering:  $0.25 per share        $0
$236,500
___________________________________________________________________________

We will establish an escrow account and a minimum subscription of $50,000. Should this amount not be reached all funds will be returned to subscribers without deductions or interest. Upon achieving the minimum subscription, the proceeds of this offering shall be put to use by Elderwatch, Inc. upon receipt. See "Use of Proceeds" on page 11.

This Prospectus covers the proposed offer and sale of up to 800,000 shares of Common Stock ($ 0.0001 par value) (the "Shares") of Elderwatch, Inc. ("we", "us", "our" or the "Company") by the Company. There is no minimum subscription. The offering will be open for a period of twelve months from the date of the prospectus until December 1, 2004, although we may extend the offering for 60 additional days. No minimum offering amount has been established. The common stock will be sold through the officers and directors of the Company on a best efforts basis. The purchase price will be based upon the future market price of our common stock.

Concurrently with this offering, selling shareholders are selling 157,000 shares at $.25 per share.

Our offering and the offering by our selling shareholders shall be sold at the fixed price of $0.25 for the shares of common stock until the completion of this offering.

This investment involves a high degree of risk. See "Risk Factors" beginning on page 5.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made
any recommendations that you buy or not buy the shares.   Any
representation to the contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                     4








                             TABLE OF CONTENTS

                             ELDERWATCH, INC.

Summary Information and Risk Factors....................................5
  -  We have had losses since inception and expect such losses to continue for the foreseeable future................................5
  -  We do not have substantial assets
     and are totally dependent on the proceeds of this offering ........6
  -    We do not have any additional sources of funding for our proposed operations and we may be unable to find any if needed..............6
  - We are dependent on one director who will not devote their full time and attention to our affairs and this could result in delays or business failure...................................................6
  -    Dependence on officers and directors who have no experience in the marketing and brokering of vitamins could result in delays or business failure...................................................7
  -    Our director and control person own 58.5%of our outstanding common stock.....................................................7
  -    Neither the elderly nor their families may be interested enough to pay for our services............................................7
  -    We cannot predict when or if we will produce revenues for our services...........................................................7
Risks related to the securities market..................................7
Use of Proceeds.........................................................8
Determination of Offering Price.........................................9
Dilution................................................................9
Selling Security Holders...............................................10
Plan of Distribution...................................................11
Legal Proceedings......................................................11
Directors, Executive Officers, Promoters and Control Persons...........11
Security Ownership of Certain Beneficial Owners and Management.........12
Description of Securities..............................................13
Disclosure of the Commission Position on the Indemnification
for Securities Act Liabilities.........................................15
Organization Within Last Five Years....................................15
Description of Business................................................15
Management's Discussion and Analysis or Plan of Operation..............20
Description of Property................................................21
Certain Relationships and Related Transactions.........................21
Market for Common Equity and Related Shareholder Matters...............21
Executive Compensation.................................................21
Financial Statements...................................................21
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure....................................29



                            Prospectus Summary

Elderwatch, Inc. is a corporation formed under the laws of the state of Florida on November 18, 1998. Our principal offices are located in Sunrise, Florida.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes. This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members.

On November 18, 1998, we were formed for the purpose of establishing a business that would provide assistance for senior citizens, particularly in Florida, Arizona and California. We intend to offer regular visits to the elderly in whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention. These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family.
We believe that the implementation of our services will result in the better treatment for our elderly clients, peace of mind for the family of our clients and financial savings for the clients as a result of our oversight.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes. This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members. Our purpose is to observe and report on the general conditions of the facility and the resident or patient.

We will provide the elderly regular visits, assist in problem solving and
endeavor to protect our clients from being victimized.   For elderly in
assisted living facilities, we intend to provide the elderly with accommodation and basic assistance, making certain that they get properly dressed, take their medication(s) and providing two or three meals a day. For elderly in nursing homes, we intend to provide an inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment.


Elderwatch, Inc. is in the development stage and has had no revenues. To date, we have not commenced operations. Since inception, our president has concentrated his efforts on research of the marketplace of our services and preparing our business strategy. The implementation of our business strategy is reliant on our ability to raise capital in this offering. See "Risk Factors" and "Implementation of the Business Plan"


Name, Address and Telephone Number of Registrant

Elderwatch, Inc.
2881 North Pine Island Road
Sunrise, FL 33322
The Offering
(954) 741-4157

      Price per share offered                                        $0.25
      Shares of common stock offered by the company                  800,000
      Shares of common stock offered by selling shareholders         157,000
    Shares of common stock outstanding after the offering          2,307,000
     (assuming all shares are sold)
      Use of proceeds - to fund marketing and exposure of the services offered to the elderly and/or their families.

                       SUMMARY FINANCIAL INFORMATION
The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from January 1, 2003 through July 31, 2003 and balance sheet date to July 31, 2003, are derived from, and are qualified by reference to, our financial statements which have been compiled by Janet Loss, our independent public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period.
Summary Financial information

                                   From January 1, 2003
                                   through July 31, 2003

Net Income (Loss) from Operating Activities   ($10,806.00)
Net Income per Common Share                      $   0.00
Total Shareholders Equity                          $3,094

Balance Sheet Data                      As of July 31, 2003

Cash and Cash Equivalents                          $3,094
Total current assets                               $3,094
Total liabilities                                   $0.00
Total stockholders' equity and additional
paid in capital                                   $27,000
Total liabilities and stockholders' equity
and additional paid in capital                     $3,094







                                Risk Factors

Risks related to our business.

We have had losses since inception and expect such losses to continue for the foreseeable future.

Elderwatch, Inc. has never had any revenues. Costs were incurred when the business was set up and further costs were incurred as a result of developing marketing data for the services offered. We have raised enough additional capital to pay the anticipated costs of this offering, including audit, legal and filing fees. We will not have any substantial cash reserves until at least a substantial portion of this offering is subscribed to. If at least 50% of this offering is not completed, we will be unable to get into business. This could have a serious effect on the price of our stock.

Once we get into business and sales begin, we still expect to lose money for an indeterminate period of time. We will record losses until net proceeds from our services exceed our expenses. Until these net proceeds are realized any and all reserved funds will be used up. You should consider these facts carefully before investing. Because we have had losses since inception and expect such losses to continue for the foreseeable future, there is no assurance of when, if ever, we will be profitable and therefore, you could lose your investment.

We do not have substantial assets and are totally dependent upon the proceeds of this offering.

During the year 2002, our funding has been limited to $25,000, an amount we estimate will be necessary or cover the costs associated with this filing and subsequent amendments. Our only asset is the concept and business plan and some primary development of marketing data during 1999. Management estimates that total expenses for


                                     8






the year following the completion of this offering will amount to approximately $100,000 or 50% of the total proceeds from this offering. Our inability to raise the entire proceeds of this offering could result in a complete loss of your investment. There can be no assurances that we can raise the additional funding needed to implement our business plan or that the unanticipated costs will increase the allocation to the total expenses for the year following the completion of this offering.

We do not have any additional source of funding for our business plan and may be unable to find any if needed.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:
       1.   cease operations and go out of business;
       2. continue to seek alternative and acceptable sources of capital;
       3. bring in additional capital that may result in a change of control; or
       4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plan or that the company will be profitable as a result and therefore, you could lose your investment.

We are dependent on one director who will not devote full time and attention to our affairs which could cause delays or business failure.

Our sole officer and director is employed full time. If we should lose his services it may hamper our ability to put our business plan into effect and as a result your stock could become worthless. We will be heavily dependent on our director for the success of our enterprise. His inability to act for any reason could seriously harm the business and your investment. Our sole officer and director will only initially devote a small portion of his time to our affairs, currently estimated to be no more than two to three hours per week. Once we are fully funded, our sole officer and director will devote all his time to our business. There can be no assurances that the amount of time allocated by our sole officer and director will be sufficient to operate our business, resulting in a possible loss of profits and decrease or loss in your investment.


We have no employment agreement with our sole officer and director

We have no employment agreement with our sole officer and director and there can be no assurance that he will continue to manage our affairs in the future. Should he encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment. There are no assurances that we can or will develop another key person to replace our sole officer and director, resulting in an adverse effect on our business and operation in the event of the loss of our sole officer and director

Dependence on officers and directors who have no experience in the marketing of our particular service could cause delays or failure of our business.

The service we offer is an intangible. Marketing such a service is quite different from selling a physical commodity. While our director has established a track record in other business endeavors he has never sold or marketed an intangible. Should our director not be able to make the
transition it could prevent us from ever being profitable.   The inability
of our director to market our services would have a material adverse effect on our business, financial condition and operating results.

Our director and control person own 58.5%of our outstanding common stock.

Because our directors will own 58.5% of our outstanding common stock, presuming all the shares of common stock in this offering are sold, they will make and control corporate decisions that may be disadvantageous to other minority shareholders. Mr. Weiss, our sole director and Mr. Salsky, a shareholder with greater than 5% of the issued and outstanding shares of common stock, provided they vote in unison, will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Weiss and Mr. Salsky may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Neither the elderly nor their families may be interested enough to pay for our services.

Most elderly persons are on a fixed income and as a result may feel that they are unable to afford our services. Families of the elderly may not feel the obligation to check up on their aged parent's or relative's welfare. Like most services we are entirely dependent on someone valuing




                                     10





the service we render enough to justify the expenditure it requires.
Should either group, the families of the elderly or the elderly themselves, decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations. Please consider these points carefully when thinking of investing. Such a failure to accept our services may materially and adversely affect our business, financial condition and results of operations.

We cannot predict when or if we will produce revenues

Currently, the company is not offering any services. In order for the company to commence its business plan, it must initially raise capital though this offering. The timing of the completion of the milestones needed to commence operations and generate revenue is contingent on the success of this offering (see "Milestones") and the acceptance of our services. There can be no assurances that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you may lose all of your investment.


Risks relating to the securities market

There is no liquidity for our common stock.

There is presently no demand for the common stock of our company.  There is
presently no    public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. .. If no market is ever developed for our common stock, it will be difficult our investors to sell their common stock. In such a case, our investors may find that they are unable to achieve benefits from their investment or liquidate their investment without considerable delay, if at all.

Our common stock has no prior market and resale of your shares may be difficult.

The trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling




                               11






Stockholders"), the market price of our common stock could fall.   There
are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.















                                     12







                        Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.













                              Use of Proceeds


              Table 1 - Sale of 100% of   Table 2 - Sale of  50% of  Table 3 - Sale of 25% of    Table 4 - Sale of 10% of
                Issuer stock offered:     issuer stock offered:      Issuer stock offered:         Issuer stock offered:


Gross Proceeds        $200,000                 $100,000                   $50,000                            $20,000

Use of proceeds:
Start up costs
(office equipment,
Telephone system,
computers software)    30,000                  30,000                       5,000                             -0-
Advertising and
Public Relations*      120,000                 60,000                       45,000                            -0-
Working Capital        50,000                  10,000                       -0-                               20,000**

Total Use of Proceeds $ 200,000                $100,000                     $50,000                           $20,000



* Advertising and public relations costs include, but is not limited to, costs associated with print advertising in churches or synagogue bulletins and advertisements in distribution pamphlets produced by civic groups along with associations for the elderly in retirement markets and costs associates with public relations through activities and informational programs for religious and civic organizations. Specifically:
Advertising: Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations: Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country. Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country. Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

As the four tables above indicate:



                                     14




  - We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.
  - If we only sell 400,000 common shares, our start up costs our start up costs would remain the same but our advertising, public relations and working capital would be reduced.
  - If we sell only 200,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies, we would be forced to operate out of the residence of our sole officer and director and all advertising would be eliminated and all promotion money would be spent on attempting to get free media exposure through PR.

  - **If we sell only 80,000 of our common shares we will not be able to implement our business plan and other alternatives would be sought, including, but not limited to, finding a candidate for acquisition that seeks access to the public marketplace and its financing sources, selling debt instruments, or locating a venture capital investor.

The expenses incurred or (expected) relating to this Registration Statement have been raised and are reserved against this expense.


Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Elderwatch, Inc. if they were all sold at a specific price at the same time).

Dilution

Elderwatch, Inc., prior to this offering has 1,507,000 shares of stock issued and outstanding. 157,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.




                                   15


                                  Percentage   Percentage      Percentage
                    Percentage     of           of Shares      of Shares
           Price    of            Considerati   Held (50%      Held (100%
           Paid     Consideration (100%         Subscription)  Subscripti
                    on (50%      Subscriptiion)
                    Subscription)

Present    $0.0146  17.97         09.87       79.03       65.33
Shareholders
Investors  $0.25    82.03         90.13       20.97       34.67
in This
Offering


The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

                              Before         After 50% After 100%
                              Offering      of Offering    of Offering

- Net tangible book value   $ 0.0139     $ 0.064           $ 0.096

- Increase in net                 NA     $ 0.050            $ 0.082
  tangible book value

- Dilution factor                 NA     $ 0.186            $ 0.154

The above table indicates that the net tangible book value of Elderwatch is
1.39 cents. If half of this offering is subscribed to, you would lose 18.6 cents value of the 25 cents you paid. If all of the offering were completed you would still lose 15.4 cents of the 25 cents you invested.



Selling security holders

The selling shareholders named in this prospectus are offering all of the 157,000 shares of common stock offered through this prospectus. These shares were acquired from us in a company offered private placement in June, 2003 that was exempt from registration under the Securities Act of 1933. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers, our company or our management.

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered


                                      16






for such shareholder's account; and the
amount to be owned by such shareholder following completion of the offering:


                                    Number  No.
                Position   Number     of    of     Percent
                with       of       Shares  Shares After
Name            Company    Shares  Offered         Sale
                           Owned            After
                                            Sale

Claudel Juman   None       10,000  10,000   -0-      -0-
                           10,000  10,000
Michael R.      None        2,000   2,000   -0-      -0-
Kerster
Darcy Lard      None        2,000   2,000   -0-      -0-
Lisa Hutcheson  None        2,000   2,000   -0-      -0-
Hank Olson      None        2,000   2,000   -0-      -0-
Patricia Weed   None        2,000   2,000   -0-      -0-
Mark Weed       None        2,000   2,000   -0-      -0-
Cynthia Weed    None        2,000   2,000   -0-      -0-
Timothy Wong    None        5,000   5,000   -0-      -0-
Beverly McCrery None        3,000   3,000   -0-      -0-
Fred McCrery    None        6,000   6,000   -0-      -0-
Anne L. Scudder None        3,000   3,000   -0-      -0-
Dennis R.       None        3,000   3,000   -0-      -0-
Scudder
Debbie Whitlock None        3,000   3,000   -0-      -0-
Rachael Hodyno  None       10,000  10,000   -0-      -0-
Rebecca Kerster None       10,000  10,000   -0-      -0-
Fred R. McCrery None        3,000   3,000   -0-      -0-
Jr.
Jean Kuykendal   None       3,000   3,000   -0-      -0-
Clive            None       1,000   1,000   -0-      -0-
Benjafield
Walter Hodyno    None       5,000    5,000  -0-      -0-
Stephen          None       1,000    1,000  -0-      -0-
Mitchell
Yvonne           None       5,000    5,000  -0-      -0-
Calasanti
Andrew           None       1,000    1,000  -0-      -0-
Cleminson
Linda S. Segal   None       1,000    1,000  -0-      -0-
Mary E. Paddon   None       1,000    1,000  -0-      -0-
David S. Hart    None       1,000    1,000  -0-      -0-
Bruce J.         None      10,000   10,000  -0-      -0-
Kerster
Kennedy Kerster  None      10,000   10,000  -0-      -0-
Lawson M.        None      40,000   40,000  -0-      -0-
Kerster






                                   17








Shareholders Darcy Lard, Mark, Patricia and Cynthia Weed, Lisa Hutcheson and Hank Olson are all residents of Montana and were referred by shareholder John Bauska, a friend of the Company's president.

Fred McCreery Sr. and Jr., Dennis and Anne Scudder, Debbie Whitlock and Jean Kuykendal are all residents of Georgia and were referred by shareholder John Bauska.

Kennedy, Michael, Bruce and Rebecca Kerster and Rachael Hodyno are the five children of shareholder Lawson Kerster, friend of the Company's president.

Claudel Juman and Walter Hodyno are in-laws of Lawson Kerster.

Timothy Wong, Yvonne Calasanti, Steven Mitchell, Clive Benjafield, Andrew Cleminson, Linda Siegal, Mary Paddon, David Hart, John Azzolini and Ralph Biggar are friends of the Company's president.

Plan of Distribution

Plan of Distribution for the Company.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits the officers and directors of Elderwatch, Inc. to sell directly to the public, with no commission or other remuneration payable. At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s). There are no plans or arrangements to enter a contract to sell with a broker/dealer.

Management has plans to buy shares of common stock in this offering.

No public market currently exists for shares of our common stock. We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.

Plan of Distribution for the Selling Shareholders.

The   selling shareholders may sell some or all of their common  stock   in
one or more transactions, including block transactions:

    1.   On such public markets or exchanges as the common stock may   from
time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.







                                      18






The   shares   may  also  be sold in compliance with  the  Securities   and
Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We   are   bearing all costs relating to the registration  of  the   common
stock.    The  selling shareholders, however, will pay any commissions   or
other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:










                                      19







    1. Not engage in any stabilization activities in connection with our common stock;

    2.    Furnish each broker or dealer through which common stock may   be
offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

   3.   Not bid for or purchase any of our securities or attempt to  induce
any   person   to purchase any of our securities other than  as   permitted
under the Securities Exchange Act of 1934, as amended.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in  a
penny   stock   not   otherwise  exempt  from  those   rules,   deliver   a
standardized risk disclosure document prepared by the Commission, which:

    -      contains a description of the nature and level of risk  in   the
           market for penny stocks in both public offerings and secondary trading;
    - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
    - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
    - contains a toll-free telephone number for inquiries on disciplinary actions;
    - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and




                                        20



    -      contains such other information and is in such form   (including
language,  type,  size,  and  format)   as  the  Securities  and   Exchange
Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

   -    with bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;
   -    the number of shares to which such bid and ask prices apply, or
   - other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


Terms of the Offering

Our offering and the offering by our selling shareholders shall be sold at the fixed price of $0.25 for the shares of common stock until the completion of this offering. After the offering, and the selling shareholders shall may sell their common stock at the prevailing market prices or privately negotiated prices.






                                       21











Blue Sky

The company intends to sell the common stock in New York and Florida


The selling shareholders intend to sell their common stock in Georgia, New York and Florida

The company will register the common stock for sale in Georgia, New York and Florida or rely on an exemption from state registration. No shares of common stock have been registered as of this date.



Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Elderwatch, Inc. or is any contemplated.


Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Elderwatch, Inc. are as follows:

Name                     Age            Positions Held and Tenure

Allan Weiss               64       President and director since
                                   November 1998
                                   Secretary/Treasurer/ Principal
                                   Accounting Officer since November 2002*

*Gerry Salsky, a founding stockholder and Secretary/Treasurer since inception resigned from the board in November 2002.

The director named above will serve until the first annual meeting of Elderwatch, Inc. stockholders. Thereafter directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the director and officer of Elderwatch, Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.








                                     22














Biographical information

Allan Weiss

Mr. Weiss, aged 64, has been in semi-retirement for the past several years

From January 1995 to the present he has acted as a consultant to several clothing manufacturers in Canada and the United States while residing in Florida.

Mr. Weiss is not involved with any other development stage companies.

From 1979 through 1994 he was the sole shareholder and president of Pret a Portrait Ltd. a design and marketing firm involved in the clothing industry in Montreal, Quebec and also was involved with the importation and manufacture of women's and children's clothing. .

From 1973 through 1977 Mr. Weiss was president of Rallan Industries Inc., Vancouver, BC, a firm that manufactured and distributed chemical products. During that same period of time he also served as sole proprietor of Airway Carpet Service, specializing in serving the airline industry.

From 1960 to 1973 Mr. Weiss was a partner in Myra Juniors, a Montreal based dress manufacturer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Elderwatch, Inc. Also included are the shares held by all executive officers and directors as a group.

                                   Number of           Percent of
                                   Shares Owned
 Name and Address                  Beneficially*       Class Owned*

Allan Weiss**                          850,000               56.04%
2881 North Pine Island Road
Building 65, Suite 203
Sunrise, FL 33322

Gerry Salsky                           500,000               33.2%
88 Whitehorn Crescent
North York, Ontario
Canada  M2J 3B2





                                        23





All directors and executive
Officers as a group (one person)       850,000               56.04%


*Based on 1,507,000 shares of common stock issued and outstanding.
**The person listed is the sole officer and director of Elderwatch, Inc.

In the event all the shares of common stock are sold in this offering, Messrs. Weiss and Saisky would have a combined total of 1,350,000 of the 2,307,000 shares of common stock issued and outstanding, or 58.5%.

Conflicts of Interest

Our officer and director will only initially devote a small portion of his time to the affairs of Elderwatch, Inc. currently estimated to be no more than two to three hours per week. There will be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel. If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our sole director to resolve potential conflicts in an arms-length fashion. We must rely on him to use his discretion to resolve these conflicts.

Description of securities

Common stock.

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 100,000,000 shares of common stock, $.0001 par value. Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.




                                     24






Holders of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of Elderwatch, Inc. common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 10,000,000 shares of preferred stock, $.0001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

Transfer Agent

Elderwatch, Inc. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should Elderwatch, Inc. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Florida law, Elderwatch, Inc.'s Articles of Incorporation provide that Elderwatch, Inc. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Florida, Elderwatch, Inc.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Florida Uniform Commercial Code or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.




                                      25





Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Elderwatch, Inc. pursuant to provisions of the State of Florida, Elderwatch, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Organization within the last five years

Elderwatch, Inc. was incorporated in the State of Florida on November 18, 1998 and is in the early stages of development. From inception the only activities of Elderwatch, Inc. have been the development of its business plan, some development if marketing data. and the preparation for this registration statement. We have no revenues nor do we have any expectation of revenues until the completion of this offering and the commencement of business. There is no assurance of when, if ever, Elderwatch, Inc. will realize any revenues.

Description of business

On November 18, 1998 Elderwatch, Inc. was formed after research indicated to our president and director that there was a need for the services offered by our company. Management believes that thousands and thousands of retired and elderly migrate to the three main retirement areas of the United States, Florida, Arizona and California.

Both prior to November 18, 1998, our date of incorporation and after incorporation, our president and director conducted numerous interviews with elderly individuals, their families and researched countless articles relating to the services we intend to offer. In addition, our president and director, through consultations and observations with the elderly and their families developed a strategy and marketing data to assist in pricing and marketing the services to be offered.






                                          26

Management believes that, in many cases one or both of the retirees to whom we focus our services become sick or one of the partners passes on leaving a survivor to go on with life. We presume, and our anecdotal evidence substantiates, as he or she grows older, they will need help to cope with everyday tasks. Some will have help come in to their present accommodation. Some will go into an assisted living facility and some will spend their final days in a full-care nursing home. Some, due to economic circumstances, will be forced to be near to their children whose help will be essential to them.

Of the couples or widowed survivors that remain on their own, we believe they will need some sort of assistance. In addition, we believe that their families will be concerned about their elderly parent(s) welfare. Presumably, for many families, the cost to such families of traveling to visit their parents frequently is prohibitive. However, our services can augment less frequent visits at, what management believes, is an affordable price.

Elderwatch does not pretend to replace all of these visits. We offer regular visits to whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention. These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family. We presume that the results will be better treatment for the elderly and peace of mind for the family in a cost effective manner.

There are two basic types of nursing homes: private and publicly owned. Some private homes take State-paid or State-subsidized patients. Some do not.




                                      27




Our Markets

Our business plan calls for three main markets: Florida, California and Arizona. Our first operation will be in the state of Florida. Management believes that, based on anecdotal evidence, that we can become established rapidly in Florida since we believe that retirement homes and communities in Florida will be more receptive to our services.


In each of the states mentioned we see three separate needs that we will attempt to fill:
  -    Elderly living independently
  -    Elderly in assisted living facilities
  -    Elderly in nursing homes

Elderly living independently

Our anecdotal research has indicated that one of the great problems facing elderly people who are physically and mentally able to cope with living independently is loneliness. In many cases they simply outlive their friends and acquaintances and find themselves alone. Our service will provide them with regular visits. We will assist in problem solving and endeavor to protect our clients from being victimized in cases where third
partiers can take advantage of an elderly person.   We cannot guarantee
that we will prevent victimization or abuse of the elderly in our care, and we intend to disclaim all liability in that regard in any service contract that we may use. We presume that regular visits will allow additional oversight into the client's day to day activities and such additional oversight will discourage potential abuse by a perpetrator who realizes that we can become aware of any improper actions. Our regular visits will also provide our clients with very important social contact on a regular basis. Our research has revealed that just sitting down for a cup of tea or coffee with a visitor is an important highlight. In many cases the elderly themselves - not their families - will retain us.

Elderly in assisted living facilities

Assisted living facilities provide the elderly with accommodation and basic assistance, making certain that they get properly dressed, take their medication(s) and providing two or three meals a day. Often the facility will permit the client to bring their own furniture and incidentals so that they are more comfortable with the surroundings. Our anecdotal research indicates that most facilities have social gatherings for those able and inclined to participate but there is no one, generally, except the client's immediate family, to make sure the client is receiving the care and attention that they are paying for.

                                     28



Our representatives will make regular visits. He or she will spend time enquiring as to how the client is being treated; what his or her complaints are; and when warranted reporting to the family. We will also take a date-stamped picture, keep it on file and send it to the family on request.

Elderly in nursing homes

In our anecdotal research, we experienced greatest concerns regarding the elderly in nursing homes. It is in the nursing home that the elderly is most helpless. Weakened physically and in many cases mentally, they are at
the complete reliance on the facility and their employees.   What we offer
is an inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment. It is our intention to be a source of information for the client's family, supplying a full report after each visit.

Our representatives

Our research indicates that recruiting representatives may be the simplest and most straightforward segment of our business. In Florida, for example, there are thousands of retirees, some as young as in their fifties and sixties that would desire and enjoy the opportunity to both augment their income and have something worthwhile to occupy some of their time. We believe we can recruit such representatives through the same church, synagogue and civic groups' bulletins along with informational flyers from associations for the elderly in retirement markets as we advertise our services. These recruitment advertisements will provide our contact information. Once a potential representative is contacted, we shall qualify such representative by conducting a through background search. While we cannot insure that such background check will provide all the relevant data, our spot checks will assist in re-qualifying all representatives through their performance.



                                   29



Both men and women would be
contracted with and paid on a per visit schedule as independent contractors. Proof of the visit would be completion of a report and the date stamped photo. Management plans on using spot checks to ensure quality of service.





Revenues

Our tentative fee schedule reads as follows:

     a)   Gold Service (once a week visits)            $40.00
     b)   Silver Service  (once every two week visits) $45.00
     c)   Regular Service (once every three weeks)     $50.00
     d)   Platinum Service (custom designed)      negotiated price

The fees charged are based on the frequency of visits. Accordingly, the greater the number of visits, the less the cost per visit. For example, a regular cost of $50.00 for a visit is reduced to $40.00 per visit for weekly scheduled visitations.

The fee schedule is based on the anecdotal research conducted by our director and is reflecting of what we believe the market will accept initially. This fee schedule is subject to adjustment as we expand our client base.

The services provided will vary based on the type of institution in which the client resides. Each type of institution will have a check list for the representative to complete along with procuring a date-stamped picture. This check list will be revised based on initial results as well as the response we receive from our client's families. (See "Exhibit 99.4")

We estimate that the independent contractors that act as our representatives will receive a percentage of the fees as paid. Management has not determined the amount of the percentage at this time. As we recruit and negotiate with representatives, management will determine if a standard or negotiated percentage will be appropriate. In addition, since management hopes to recruit representatives who are geographically near potential clients, this will eliminate any need to reimburse representatives for travel costs and travel time.
Thus, representatives will be responsible for travel costs and travel time and management will require that they disclaim any agency relationship with the company during such travel.

We will require automatic checking or credit card authorization for payment.





                                         30




Marketing, advertising and public relations

Our research and marketing data has led us to the conclusion that simple radio, television and print advertising is prohibitively expensive with limited returns. "Establishing the brand" is a long and expensive procedure. We have found that contact with churches, synagogues and civic groups along with associations for the elderly in retirement markets and back where the family lives is a very effective method of attracting clients. Interviews by local media have also shown good results. We believe that the above methods can be successful and cost effective.

Specifically:
Advertising: Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations: Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country. Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country. Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

Implementation of the Business Plan

Milestones

The following criteria for the milestones are based on estimates derived from the anecdotal research and marketing data accumulated by our director. They are estimates only. The number of office staff, the quantity of brochures, the cost of identification and research of target markets and the other projected milestones are approximations only and subject to adjustment based on current costs and the needs of the company.

Mr. Weiss will be responsible for implementation of the milestones. We believe that it will only take a few hours a week to initially implement the business plan. Mr. Weiss will continue to act as a consultant to several clothing manufacturers in Canada and the United States but is prepared to devote additional time as needed to this endeavor if required. Once we are fully funded, Mr. Weiss intends to devote his full time to our business.





                                       31


To date, we have made no arrangements with the various facilities for access to the premises or individuals we intend to server as clients. We have not, to date, had any discussions with any nursing homes or assisted living facilities for our representatives to monitor their activities. Authorization to visit will be granted in writing by the Client, whether it be the elderly patient or their guardians holding Power of Attorney. The facility will receive a copy of the form ( see "Exhibit 99.").


1.
      Completion of at least 50% of this offering and establishment of an office in south Florida including acquisition of furnishings, computers, telephones and other office necessities.
      Hiring of office staff and local advertising for representatives. Establishing background screening (including credit checks) for all potential representatives.
      Preparation of a color brochure listing and selling our service.

Estimated cost - $30,000

2.
      Printing of brochure.
      Beginning contact with churches, synagogues civic organizations and organizations for the elderly in our market area.
      Contact with media outlets to attempt to obtain news coverage and feature interviews.

Estimated cost - $15,000

3.
      Identification and research on individual target markets (greater Chicago, Boston, New York, Philadelphia, Pittsburgh etc.)
      List religious, civic and other organizations for contact.
      Identify media outlets and send out introductory correspondence outlining a planned visit and requesting appointments.
    Travel to first target market and set up appointments, interviews and media stories

Estimated cost - $6,000

4.
         Repeat process in at least 20 other markets whose retirees tend to choose Florida.

Estimated cost - $100,000






                                         32



If the net proceeds received from this offering are not enough to accomplish the above we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders. No commitments to provide additional funds have been made by management or current shareholders. You can have no assurance that additional funds will be made available to Elderwatch on terms that will be acceptable, or at all. We expect to generate revenues shortly after commencement of business but there can be no assurance of this.

Regulation

While our service falls outside their mandate we intend to confer directly with all state and local government agencies that are concerned with the ongoing care of the elderly, particularly in our target states, California, Arizona and Florida. We intend to cooperate fully with social agencies of those states where we operate, including but not limited to, reporting any abuses or possible abuses observed by our representatives to the appropriate state authority.

Competition

State and local agencies charged with supervision of facilities for the elderly. South Florida religious and fraternal organizations also provide visitation. We intend to provide a service that will enhance everything that these concerns are doing. Our service will provide several more pairs of eyes and ears and our representatives will be required to report any abuses or possible abuses observed by our representatives to the appropriate state authority. To managements knowledge, no other corporation provides the services we intend to provide.





                                      33

Management's discussion and analysis or plan of operation

Upon the completion of all or part of the sale of shares contained in this offering Elderwatch, Inc. intends to proceed as quickly as possible to hire at least one office staff and to acquire office space and necessary equipment.


Estimated expenses for the next twelve months are as follows:

     Administration                                    $ 24,000
     Employee benefits*                                $ 16,000
     Office rent                                       $ 24,000
     Office supplies (including furniture)             $ 20,000
     Development stage costs (including
     recruiting costs)                                $   1,500
     Website construction                              $ 10,000
     Contingency (miscellaneous costs) (10%)          $   9,500

Total first year expenses                             $ 105,000

*health care and other insurance expenses

Currently, the company is not offering any services. In order for the company to commence its business plan, it must initially raise capital though this offering. The timing of the completion of the milestones needed to commence operations and generate revenue is contingent on the success of this offering (see "Milestones") and the acceptance of our services.

In the event, the maximum proposed offering proceeds are not received, operations would be scaled down. For example, administration costs of $24,000 would be eliminated and any administrative costs expended by an officer and director would be waived. The same officer and director would supply office space during the start-up process, eliminating the anticipated expense of $24,000 for office rent. Growth would be much slower and Elderwatch, Inc. would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough. Mr. Weiss would be required, and is prepared, to increase the amount of time he will devote to the business in order to generate such initial revenue. There can be no assurances that such additional time will be sufficient or effective to recruit representatives or market our services, both vital to our generating revenue. If less than half of our anticipated net proceeds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.




                                       34





Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:
1.   cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

Currently, we do not have sufficient capital to maintain operations in the next twelve months. If we raise the maximum in this offering, management believes that we will not need to raise additional funds.

If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this Registration Statement. We may need to raise additional capital to fulfill all the targets listed in the "Use of Proceeds".

If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price
of our common stock could fall.   As an inducement for the selling
shareholders to invest in us, we agreed to register their stock. There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.

We are not affiliated with Elderwatch of Jacksonville or Elderwatch of Raleigh, NC. We currently are registered in the State of Florida (File number P98000098004). Once we have sufficient revenues, management intends to protect our rights in our name. We will rely on a combination of trademark and copyright law and trade secret protection. We cannot guarantee that our actions to protect our name will be adequate, that third parties will not infringe or misappropriate our name, or that we will be able to detect unauthorized use and take appropriate steps to enforce our rights.


Description of property




                                    35


Elderwatch, Inc. maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office. We pay no rent and own no real estate.

Certain relationships and related transactions

Prior to the date of this registration statement Elderwatch, issued to two individuals a total of 1,350,000 shares of common stock in consideration of their time and efforts in forming the corporation and contributing $7,000 in cash to conduct research and develop marketing data.

There are no contracts or affiliations with any third parties at this time.

Market for common equity and related stockholder matters

Elderwatch, Inc. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of Elderwatch, Inc. to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of Elderwatch, Inc. to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of Elderwatch, Inc. stock.


Executive compensation

No officer or director of Elderwatch, Inc. has received any remuneration. Although there is no current plan in existence, it is possible that Elderwatch, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". Elderwatch, Inc. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Changes in and disagreements with accountants on accounting and financial disclosures

There have been no changes in and/or disagreements with Janet Loss, C.P.A. P.C. on accounting and financial disclosure matters.

                           Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the




                                      36











Securities and Exchange Commission with respect
to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.



                                    37

                             ELDERWATCH, INC.

                     (A Development Stage Enterprise)






                               AUDIT REPORT

                          FOR THE INTERIM PERIOD
                 JANUARY 1, 2003 THROUGH JULY 31, 2003 AND
              FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                AND THE CUMULATIVE PERIOD NOVEMBER 18, 1998
                     (INCEPTION) THROUGH JULY 31, 2003
















                         Janet Loss, C.P.A., P.C.

                        Certified Public Accountant
                    1780 S. Bellaire Street, Suite 334
                          Denver, Colorado 80222
                             ELDERWATCH, INC.
                     (A Development Stage Enterprise)

                       INDEX TO FINANCIAL STATEMENTS
                       INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                PAGE

Report of Certified Public Accountant.......................1


Balance Sheets, July 31, 2003 and
December 31, 2002 and 2001...................................2


Statements of Operations for the Interim Period
January 1, 2003 through July 31, 2003 and for
the years ended December 31, 2002 and 2001 and
for the cumulative period November 18, 1998
(Inception) through July 31, 2003............................3


Statement of Stockholders' Equity
(Deficit), November 18, 1998 (Inception)
Through July 31, 2003........................................4


Statements of Cash Flows for the Interim Period
January 1, 2003 through July 31, 2003 and for
the years ended December 31, 2002 and 2001
and for the cumulative period From November 18, 1998
(Inception) through July 31, 2003 ...........................5

Notes to Financial  Statements............................   6 & 7







                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                    1780 S. Bellaire Street, Suite 334
                          Denver, Colorado 80210
                              (303) 782-0878

                       INDEPENDENT AUDITOR'S REPORT
Board of Directors
Elderwatch, Inc.
2881 North Pine Island Road
Building 65, Suite 203
Sunrise Florida 33322

I have audited the accompanying Balance Sheets of Elderwatch, Inc. (A Development Stage Enterprise) as of July 31, 2003, December 31, 2002 and 2001. I have also audited the Statements of Operations and Cash Flows for the interim period, January 1, 2003 through July 31, 2003 and for the years ended December 31, 2002 and 2001 and for the period November 18, 1998 (Inception) through July 31, 2003 and the Statement of Stockholders' Equity for the cumulative period November 18, 1998 (Inception) through July 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My audit was made in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

In my opinion, based upon my audit, the financial statements as of July 31, 2003 and at December 31, 2002 and 2001 referred to above present fairly in all material respects, the financial position of Elderwatch, Inc. as of July 31, 2003 and December 2002 and 2001 in conformity with generally accepted accounting principles in the Unites States of America applied on a consistent basis.


Janet Loss, C.P.A., P.C.
October 6, 2003



                             ELDERWATCH, INC.
                      (A DEVELOPMENT STAGE ENTERPRISE)
                              BALANCE SHEETS
                JULY 31, 2003 AND DECEMBER 31, 2002 AND 2001

                                  ASSETS

                                   JULY 31   DECEMBER 31   DECEMBER 31
                                    2003          2002        2001
CURRENT ASSETS
    CASH                           $3,094      $   0         $   0
    RECEIVABLE FROM
    SHAREHOLDER                         0      1,555         1,555
                                    ------------------------------
TOTAL    ASSETS                   $ 3,094     $1,555      $  1,555
                                    ==============================





                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

TOTAL CURRENT LIABILITIES           $   0          0             0
                                     -----------------------------
STOCKHOLDERS' EQUITY:

    PREFERRED STOCK, $0.001 PAR VALUE;
    10,000,000 SHARES AUTHORIZED;
    NONE ISSUED AND OUTSTANDING

    COMMON STOCK, $0.001 PAR VALUE;
    100,000,000 SHARES AUTHORIZED;
    1,712,000 AND 1,555,000 ISSUED AND
    OUTSTANDING                      1,712         1,555        1,555

    ADDITIONAL PAID-IN CAPITAL      24,288        10,545       10,545

    DEFICIT ACCUMULATED DURING
    THE DEVELOPMENT STAGE          (22,906)      (10,545)     (10,545)
                                    ---------------------------------
    TOTAL STOCKHOLDERS'
    EQUITY (DEFICIT)                 3,094         1,555        1,555
                                    ---------------------------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY            $    3,094      $  1,555      $ 1,555
                                    =================================


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

              STATEMENTS OF OPERATIONS FOR THE INTERIM PERIOD
                   JANUARY 1, 2003 THROUGH JULY 31, 2003,
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR
   THE PERIOD NOVEMBER 18, 1998 (INCEPTION) For the Period April 2, 1999
                     (Inception)THROUGH JULY 31, 2003


                                              NOVEMBER 18, 1998
                                               JANUARY 1, 2003

                    (INCEPTION)     THROUGH     DECEMBER       DECEMBER
                      THROUGH      JULY 31,      JULY 31,       31, 2001
                    JULY 31, 2003    2003         2002



REVENUES:              $  0          $ 0           $ 0        $    0
                       -------------------------------------------------

OPERATING EXPENSES:
CONSULTING             5,000           0             0             5,000
LEGAL AND ACCOUNTING   5,800           0             0             6,773
TAXES AND LICENSES         0           0             0               240
OFFICE EXPENSE           400           0             0             2,570
TRAVEL AND
MARKET   RESEARCH      1,161           0             0             8,323
                       -------------------------------------------------
  TOTAL OPERATING
  EXPENSES            12,361           0             0            22,906
                      --------------------------------------------------

NET  (LOSS)        $ (12,361)        $ 0          $  0         $ (22,906)
                      ==================================================
NET  (LOSS)
PER SHARE          $   (0.01)   $  (0.00)       $(0.00)        $   (0.02)
                      ==================================================

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING  1,712,000      1,542,000    1,555,000        1,555,000
                    ======================================================









 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
          FOR THE PERIOD NOVEMBER 18, 1998 THROUGH JULY 31, 2003




                             Common                        (Deficit)
                             Stock    Common   Additional Accumulated Total
                            Number    Stock     Paid- in              Stockhol
                              of      Amount     Capital    During    ders'
                            Shares                            the     Equity
                                                          Development
                                                             Stage


November 20, 1998 Issuance 1,000,000  1,000       0           0          1,000
of Common Stock for Cash

December 10, 1998
Issuance of Common Stock
for Cash                     355,000    355       6,745       0          7,100

Balance
December 31, 1998          1,355,000  1,355       6,745       0          8,100
                           ---------------------------------------------------
March 8, 1999
Issuance of
Common Stock
For Cash                     200,000    200       3,800       0          4,000


Net Loss for the Period          0        0         0       (10,545)   (10,545)


Balance December 31, 1999  1,555,00   1,555     10,545      (10,545)     1,555
                           ----------------------------------------------------

Net Loss for                     0        0         0          0           0
the Period

Balance
December 31, 2000         1,555,000    1,555    10,545      (10,545)     1,555
                          -----------------------------------------------------
Net Loss for
the Period                       0        0         0          0           0

Balance                    1555000     1,555    10,545      (10,545)     1,555
December 31, 2001         -----------------------------------------------------

Net Loss for                     0         0         0           0          0
the Period

Balance                     1555000    1,555     10,545      (10,545)     1,555
December 31, 2002

June 18,2003             1,555,000       157     13,743           0      13,900
Issuance of              ------------------------------------------------------
Common Stock
For Cash

Net loss from
January 1, 2003            157,000        0         0        (12,361)   (12,361)
through July
31, 2003

Balance July 31, 2003    1,712,000     1,712     24,288       (22,906)     3,094
                          ======================================================



 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS





                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)
              STATEMENTS OF CASH FLOWS FOR THE INTERIM PERIOD
                   JANUARY 1, 2003 THROUGH JULY 31, 2003,
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR
   THE PERIOD NOVEMBER 18, 1998 (INCEPTION) For the Period April 2, 1999
                     (Inception)THROUGH JULY 31, 2003




                       JANUARY 1, 2003                    NOVEMBER 18, 1998
                            THROUGH  DECEMBER    DECEMBER  (INCEPTION)
                        JULY 31,2003 31, 2002    31, 2001 TO JULY 31, 2003


CASH FLOWS FROM (TO)
OPERATING ACTIVITIES:

NET  INCOME  (LOSS)     $ (12,361)    $  0        $  0      $   (22,906)
DECREASE IN RECEIVABLES     1,555        0           0                0
                           --------------------------------------------
TOTAL CASH FLOWS FROM (TO)
OPERATING  ACTIVITIES     (10,806)       0           0          (22,906)

CASH FLOWS FROM
INVESTING ACTIVITIES:          0         0           0                0


CASH FLOWS FROM (TO)
FINANCING ACTIVITIES:

ISSUANCE OF COMMON STOCK   13,900        0           0           26,000
                           --------------------------------------------

INCREASE (DECREASE)IN CASH  3,094        0           0            3,094


CASH, BEGINNING OF PERIOD       0        0           0                0
                           --------------------------------------------

CASH, END OF PERIOD      $  3,094    $   0       $   0       $    3,094
                           ============================================

















 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
                               JULY 31, 2003

NOTE I - ORGANIZATION AND HISTORY

      Elderwatch, Inc. (the company) is a development stage company. The company was organized under the laws of Florida on November 18, 1998. The company's only activities have been organizational directed at acquiring its principal assets, raising its initial capital and developing its business plan. The financial statements are presented in accordance with U.S. generally accepted accounting principles. The Company has elected December 31 as its fiscal year end.

     NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

     a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from these estimates.

     b) Basis and Diluted Loss Per Share

     Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur upon exercise of options or warrants. As the company has not issued any dilution instruments, the basic and diluted loss per share amounts are the same for the period.

     c) Cash and Cash Equivalents

     Cash and cash equivalents includes cash on hand and cash deposited in financial institutions. The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     d) Organizational and Development Costs

     All organizational and development costs are expensed as accrued.

     NOTE 3 - COMMON STOCK

     On November 20, 1998, the company issued 1,000,000 shares of common stock to the founders in exchange for $1,000.
     On December 10, 1998 the company issued 355,000 shares of common stock to its sole officer and director for the sum of $7,100 cash.

     On March 8, 1999 the company issued 200,000 shares of common stock to its sole officer and director for the sum of $4,000 cash.

     On June 18, 2003 the company issued 157,000 shares of common stock to twenty-nine individuals for a total consideration of $13,900 cash.


PART II - Information not required in prospectus

Item 24.   Indemnification of directors and officers.

Pursuant to Florida law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Florida law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Elderwatch, Inc. filed as Exhibit 3.2, provide that Elderwatch, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Elderwatch, Inc., absent a finding of negligence or misconduct in office. The Bylaws also permit Elderwatch, Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Elderwatch, Inc. has the power to indemnify such person against liability for any of those acts.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:
          Legal and consulting fees        $15,000.00
          Accounting                         2,500.00
          Registration fees                  1,300.00
          (Edgar filing and Printing)        4,000.00

TOTAL                                      $22,800.00

To date Elderwatch, Inc. has spent a total of $ 13,000 for office expenses, market research and legal and accounting fees.




Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Elderwatch, Inc. securities without registration since its formation. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On November 20, 1998, Elderwatch, Inc. issued 1,000,000 shares of common stock to the officers and directors as founders' shares (specifically Allan Weiss and Gerry Salsky ) in return for the time, effort and expenditures to organize and form the corporation and the development of the business plan. On April 28, 1999 Elderwatch, Inc. issued 350,000 shares of common stock. at a price of $0.02 per share to Allan Weiss, our sole officer and director, in consideration of his advancing a total of $7,000 to conduct research and develop data. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Gerry Salsky. These securities were issued to the promoters of the company, bear a restrictive legend and were issued partially to Gerry Salsky, a citizen of Canada.

In June 2003, 36,000 shares of the registrant's common stock were issued to thirteen individuals at a price of $0.05 and 121,000 shares of the registrant's common stock were issued to sixteen individuals and corporations at a price of $.10 per share both in reliance on Section 3(b) of the Securities Act of 1933 and Rule 504 of regulation D promulgated thereunder.

On March 1 , 2003, the Board of Directors of Elderwatch, Inc. filed an amendment to its Articles of Incorporation with the state of Florida increasing the authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Item 27.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

          Exhibit
          Number         Description

           3.1  Restated Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)
           99.1 Client Agreement
           99.2 Independent Contractor Agreement
           99.3 Consent to Visit form
           99.4 Report Form


               Item 28.   Undertakings

               The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered;
     (c) To include any additional or changed material information to the Plan of
       Distribution.

   2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

  3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

  1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
















                                Signatures
Signatures
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida.

December 2, 2003

(Registrant)    Elderwatch, Inc.

By: /S/ Alan Weiss
           Alan Weiss, President, Secretary/Treasurer/
                           Principal executive officer and principal
                           financial officer